UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                           February 7, 2008

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On January 7, 2008, the Compensation Committee of our Board of Directors approved 2008 base salaries and a process for the determination of 2008 cash bonuses for our named executive officers.  The 2008 salary information and a description of the 2008 cash bonus determination process is attached to this current report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

The Compensation Committee also approved the grant of stock options to our named executive officers under our 2000 Equity Incentive Plan.  The form of stock option agreement applicable to such stock options is attached to this current report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

The Compensation Committee also approved the payment of 2007 cash bonuses to our named executive officers as described below:

Name and Position	2007 Cash Bonus
Arthur T. Sands, M.D., Ph.D. President and Chief Executive Officer	$265,000
Julia P. Gregory Executive Vice President and Chief Financial Officer	$120,000
Alan J. Main, Ph.D. Executive Vice President of Pharmaceutical Research	$130,000
Jeffrey L. Wade, J.D. Executive Vice President and General Counsel	$130,000
Brian P. Zambrowicz, Ph.D. Executive Vice President and Chief Scientific Officer	$140,000

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	—	Summary of 2008 Named Executive Officer Cash Compensation
10.2	—	Form of Stock Option Agreement with Officers under the 2000 Equity Incentive Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: February 13, 2008	By:	/s/ Jeffrey L. Wade
Jeffrey L. Wade
Executive Vice President and
General Counsel

Index to Exhibits

Exhibit No.	Description
10.1	—	Summary of 2008 Named Executive Officer Cash Compensation
10.2	—	Form of Stock Option Agreement with Officers under the 2000 Equity Incentive Plan